Exhibit 99.1

INDEPENDENT ACCOUNTANT’S REPORT

Board of Directors

The Standard Register Company

Dayton, Ohio

We have reviewed the accompanying consolidated balance sheet of The Standard Register Company and subsidiaries as of September 26, 2004 and the related consolidated statements of income and comprehensive income, and cash flows for the thirteen and thirty-nine week periods ended September 26, 2004 and September 28, 2003.  These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based upon our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of The Standard Register Company and subsidiaries as of December 28, 2003, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated February 6, 2004, we expressed an unqualified opinion on those financial statements.  In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 28, 2003 is fairly stated, in all material respects.

Dayton, Ohio

October 19, 2004